UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020 (November 3, 2020)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street New York, NY 10022
(Address of Principal Executive Offices)

(212) 810-5800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BKCC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Departure of Michael Pungello

On November 3, 2020, pursuant to the Amended and Restated Bylaws of BlackRock Capital Investment Corporation (the “Company”), Michael Pungello delivered a letter to the Secretary of the Company stating his intention to step down as Interim Chief Financial Officer and Interim Treasurer of the Company, effective November 9, 2020. Mr. Pungello will remain an employee of BlackRock, Inc. (together with certain of its affiliates, collectively “BlackRock”) and has agreed to provide transition assistance with respect to the Company until his retirement from BlackRock in March 2021.

Appointment of Abby Miller as Chief Financial Officer

On November 3, 2020, the Board of Directors (the “Board”) of the Company appointed Abby Miller, CPA, as Chief Financial Officer (“CFO”) and Treasurer of the Company, effective November 9, 2020. Ms. Miller will serve as CFO and Treasurer at the pleasure of the Board or until she resigns or her successor has been duly elected and qualified.
Ms. Miller is a director of BlackRock and previously served as the Company’s financial controller from September 2017 to present. Prior to joining the Company and BlackRock, Ms. Miller served as executive director, accounting policy and quality assurance, at Rabobank, North America Region, from May 2016 to September 2017 and as assistant controller at Rabobank North America Wholesale business from July 2015 to May 2016. Prior to that, Ms. Miller held various roles as vice president in controllership functions at financial services institutions including Fortress Investment Group and MUFG Americas. Ms. Miller began her career as an auditor at Ernst & Young, where she worked from 2006 to 2012.
Ms. Miller is 37 years old. She earned a BS degree in accounting and finance from Binghamton University’s School of Management in 2006.

Appointment of Nik Singhal as President
On November 3, 2020, the Board appointed Nik Singhal, CFA, as President of the Company, effective immediately. Mr. Singhal will serve as President at the pleasure of the Board or until he resigns or his successor has been duly elected and qualified.
Mr. Singhal is a managing director of BlackRock and a member of BlackRock's Global Credit Platform. Mr. Singhal is responsible for the Company’s business strategy and implementation. Additionally, Mr. Singhal focuses on portfolio construction and management for various funds and is a member of the Investment Committees for the Company and Middle Market Senior Fund. He was also previously the head of investor relations for the Company.
Prior to moving to his current role at BlackRock in 2016, Mr. Singhal was a managing director in the Financial Markets Advisory Group within BlackRock Solutions, where he provided portfolio management and advisory services to clients with a focus on corporate debt, shipping loans, consumer and esoteric asset-backed securities.
Prior to joining BlackRock in 2010, Mr. Singhal worked as a senior investment professional at HBK Capital Management in Dallas where he was responsible for originating and managing direct corporate loans and other opportunistic investments. He joined HBK in 2005. Prior to that, Mr. Singhal was a vice president in the Fixed Income Division of Lehman Brothers in New York responsible for structuring and managing principal transactions, primarily focusing on esoteric asset-backed securities and distressed corporate debt. He joined Lehman Brothers in 1998.
Mr. Singhal is 46 years old. Mr. Singhal earned a BS degree in Computer Science & Engineering from IIT Delhi in 1995 and an MBA degree from IIM Ahmedabad in 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Capital Investment Corporation

Date: November 4, 2020	By:	/s/ Michael Pungello
	Name:	Michael Pungello
	Title:	Interim Chief Financial Officer and Interim Treasurer